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                                                                    EXHIBIT 4.2

                                    BY-LAWS

                                       OF

                    STEWART INFORMATION SERVICES CORPORATION

                                   ARTICLE I

                                    OFFICES

     SECTION 1.1. Registration office. The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the name of its registered agent shall be The Corporation Trust Company.

     SECTION 1.2. Other offices. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     SECTION 2.1. Place of Meeting. All meetings of stockholders for the election of directors shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

     SECTION 2.2. Annual Meeting. The annual meeting of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting,

     SECTION 2.3. Voting List. The officer who has charge of

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stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     SECTION 2.4. Special Meeting. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board or by the President or by the Board of Directors or by written order of a majority of the directors and shall be called by the President or the Secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose of the proposed meeting. The Chairman of the Board or the President or directors so calling, or the stockholders so requesting, any such meeting shall fix the time and any place,

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either within or without the State of Delaware, as the place for holding such meeting.

     SECTION 2.5. Notice of Meeting. Written notice of the annual, and each special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat, not less than ten nor more than 60 days before the meeting.

     SECTION 2.6. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business except at each election of directors and as otherwise provided by statute or by the Certificate of Incorporation. At each meeting of or the election of directors the holders of a majority of the Common Stock and the holders of a majority of the Class B Common Stock, issued and outstanding of each such class, and entitled to vote thereat, present in person or represented by proxy shall constitute a quorum. Notwithstanding the other provisions of the Certificate of Incorporation or these by-laws, the holders of a majority of the shares of capital stock entitled to vote thereat, present in person or represented by proxy, whether or not a quorum is present, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be

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given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

  SECTION 2.7. Voting.

     (a) Unless express provision of applicable statute, of the Certificate of Incorporation or of these by-laws shall provide to the contrary, at each meeting of stockholders each holder of capital stock of the Corporation shall be entitled to cast one vote for each share of capital stock registered in his or its name on the books of the Corporation on the record date for determination of stockholders entitled to notice of, and to vote at, such meeting on each matter properly submitted to stockholders at each meeting. If any stockholder entitled to vote at any meeting shall be present at such meeting and such stockholder shall abstain, whether in person or by proxy, from casting the vote or votes which he or it is entitled to cast at such meeting, such abstention shall not affect the determination of the presence of a quorum at such meeting. For all purposes of these by-laws, an abstention from voting on any matter properly submitted to stockholders at a meeting shall not be considered a vote cast for or against such matter.

     (b) Each stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by stockholder, bearing a date not more than three years prior to voting, unless such instrument provides for a

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longer period, and filed with the Secretary of the Corporation before, or at the time of, the meeting. If such instrument shall designate two or more persons to act as proxies, unless such instrument shall provide to the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all of the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one, or if any even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect to the same portion of the shares as he is of the proxies representing such shares.

     (c) When a quorum is present at any meeting of stockholders, a majority of the shares voted in person or by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of applicable statute, of the Certificate of Incorporation or of these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     (d) When a quorum is present at any meeting of stockholders at which the Board of Directors is to be elected, the stockholders shall elect such directors by a plurality of the shares voted in person or by proxy. All votes for election of directors that are cast in person shall be cast by written ballot.

     SECTION 2.8. Consent of Stockholders. Whenever the vote

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of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provision of the statutes, the meeting and vote of stockholders may be dispensed with if all the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken; or if the Certificate of Incorporation authorizes the action to be taken with the written consent of the holders of less than all the stock who would have been entitled to vote upon the action if a meeting were held, then on the written consent of the stockholders having not less than such percentage of the number of votes as may be authorized in the Certificate of Incorporation; provided that in no case shall the written consent be by the holders of stock having less than the minimum percentage of the vote required by statute for the proposed corporate action, and provided that prompt notice must be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous consent.

     SECTION 2.9. Voting of Stock of Certain Holders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or in the absence of such provision, as the Board of Directors of such corporation may determine. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in

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person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares standing in the name of a receiver may be voted by such receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent the stock and vote thereon.

     SECTION 2.10. Treasury Stock. The corporation shall not vote, directly or indirectly, shares of its own stock owned by it; and such shares shall not be counted in determining the total number of outstanding shares.

     SECTION 2.11. Fixing Record Date. The Board of Directors may fix in advance a date, not exceeding 60 days preceding the date of any meeting of stockholders, or the date for payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change, or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining a consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such care such stockholders and only such

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stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, any such meeting and any adjournment thereof, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock an the books of the corporation after any such record date fixed as aforesaid.

                                  ARTICLE III

                               BOARD OF DIRECTORS

     SECTION 3.1. Powers. The business and affairs of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

     SECTION 3.2. Number, Election and Term. The number of directors which shall constitute the whole Board shall be NINE. Unless such number if fixed by express provision of the statutes or the Certificate of Incorporation, in which case such express provision shall govern and control, the number of directors shall from time to time be fixed and determined by the directors and shall be set forth in the notice of any meeting of stockholders held for the purpose of electing directors. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 3.3, and each director elected shall hold office until his successor shall be elected and shall qualify. Directors need

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not be residents of Delaware or stockholders of the corporation.

     SECTION 3.3. Vacancies, Additional Directors and Removal From Office. if any vacancy occurs in the members of the Board of Directors elected by the holders of Common stock caused by death, resignation, retirement, disqualification or removal from office of any such director, or otherwise, or if any new directorship to be elected by the holders of Common stock is created by an increase in the authorized number of directors, a majority of the directors then in office elected by the holders of Common stock, though less than a quorum, or a sole remaining such director, may choose a successor or fill the newly created directorship; and a director so chosen shall hold office until the next annual election and until his successor shall be duly elected and shall qualify, unless sooner displaced, if any vacancy occurs in the members of the Board of Directors elected by the holders of Class B Common stock caused by death, resignation, retirement, disqualification or removal from office of any such director, or otherwise, or if any new directorship to be elected by the holders of Class B Common stock is created by an increase in the authorized number of directors, a majority of the directors then in office elected by the holders of Class B Common stock, though less than a quorum, or a sole remaining such director, may choose a successor or fill the newly created directorship; and a director so chosen shall hold office until the next annual election and until his successor shall be duly elected and shall qualify, unless sooner displaced. A director may be removed either for or without cause at any special

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meeting of stockholders duly called and held for such purpose except that only the stockholders entitled to vote for any such director may vote for the removal of such director.

     SECTION 3.4. Regular Meeting. A regular meeting of the Board of Directors shall be held each year, without other notice than this by-law, at the place of, and immediately following, the annual meeting of stockholders; and other regular meetings of the Board of Directors shall be held each year, at such time and place as the Board of Directors may provide, by resolution, either within or without the State of Delaware, without other notice than such resolution.

     SECTION 3.5. Special Meeting. A special meeting of the Board of Directors may be called by the Chairman of the Board or by the President and shall be called by the Secretary on the written request of any two directors. The Chairman or President so calling, or the directors so requesting, any such meeting shall fix the time and any place, either within or without the State of Delaware, as the place for holding such meeting.

     SECTION 3.6. Notice of Special Meeting. Written notice of special meetings of the Board of Directors shall be given to each director at least 48 hours prior to the time of such meeting; provided however, in instances where notice of such meeting is given orally, by telephone or telegraph, such notice need be given only 24 hours prior to such meeting. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting for the purpose of

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objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in notice or waiver of notice of such meeting, except that notice shall be given of any proposed amendment to the by-laws if it is to be adopted at any special meeting or with respect to any other matter where notice is required by statute.

     SECTION 3.7. Quorum and Vote Required. Six of the nine members of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of all of the directors shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these by-laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION 3.8. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof as provided in Article IV of these by-laws, may be taken without a meeting, if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

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     SECTION 3.9. Compensation. Directors, as such, shall not be entitled to any stated salary for their services unless voted by the stockholders or the Board of Directors; but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors or any meeting of a committee of directors. No provision of these by-laws shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     SECTION 3.10. Nomination of Directors to be Elected by Holders of Common Stock. Only persons who are nominated in accordance with the following procedures are eligible for election as directors by the holders of the Common Stock of the corporation. Nominations of persons for election by the holders of Common Stock to the Board of Directors of the corporation may be made at a meeting of stockholders, by or at the direction of the Board of Directors, by any nominating committee or person appointed to make nominations by the Board of Directors, or by any holder of Common Stock of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this section, Nominations, if made by a stockholder of the corporation shall be made pursuant to timely notice in writing addressed to the secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 120 days prior to the meeting at

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which directors are to be elected by the holders of Common Stock. In the event that less than 30 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the seventh day following the day on which notice of the date of the meeting was mailed or public disclosure was made. A stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of stock of the corporation which are beneficially owned by the person and (iv) any other information relating to the person that would be required to be disclosed in solicitations for proxies for election of Directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor rule; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of the corporation which are beneficially owned by the stockholder. The corporation may require any proposed nominee to furnish additional information as reasonably required by the corporation to determine the eligibility of the proposed nominee to serve as a director of the corporation, No person shall be eligible for election as a director of the corporation by the holders of Common Stock of the corporation unless nominated in accordance with the procedures set

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forth in this section.

     The presiding officer at the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and following such determination, the defective nomination shall be disregarded.

     SECTION 3.11. Advisory Directors. The Board of Directors may elect from one
(1) to nine (9) (as it may decide) Advisory Members of the Board of Directors who may meet with the Board of Directors at such Board Meeting to which they are invited by the Chairman of the Board, or the President or Executive Vice President (it being realized that there may be meetings not deemed important enough to warrant time and travel expense of all or a part of the Advisory Members), and give the Board of Directors the benefit of their advice and counsel. The Advisory Members of the Board of Directors may be elected at any regular or special meeting of the Board of Directors. The Advisory Members of the Board of Directors shall receive the same fee for attending a meeting that a Director receives and shall be paid their travel expenses, if any, incurred in attending meetings of the Board of Directors. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                             COMMITTEE OF DIRECTORS

     SECTION 4.1. Designation, Powers and Name. The Board of Directors may, by resolution passed by a majority of the whole

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Board, designate one or more committees, including, if they shall so determine, an Executive Committee, each such committee to consist of two or more of the directors of the corporation. The committee shall have and may exercise such of the powers of the Board of Directors in the management of the business and affairs of the corporation as may be provided in such resolution. The committee may authorize the seal of the corporation to be affixed to all papers which may require it. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names and such limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.

     SECTION 4.2. Minutes. Each committee of directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

     SECTION 4.3. Compensation. Members of special or standing committees may be allowed compensation for attending committee meetings, if the Board of Directors shall so determine.

                                   ARTICLE V

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                                     NOTICE

     SECTION 5.1. Methods of Giving Notice. Whenever under the provisions of the statutes, the Certificate of Incorporation or these by-laws, notice is required to be given to any director, member of any committee or stockholder, such notice shall be in writing and delivered personally or mailed to such director, member or stockholder; provided that in the case of a director or a member of any committee such notice may be given orally or by telephone or telegram. If mailed, notice to a director, member of a committee or stockholder shall be deemed to be given when deposited in the United States mail first class in a sealed envelope, with postage thereon prepaid, addressed, in the case of a stockholder, to the stockholder at the stockholder's address as it appears on the records of the corporation or, in the case of a director or a member of a committee, to such person at his business address. If sent by telegraph, notice to a director or member of a committee shall be deemed to be given when the telegram, so addressed, is delivered to the telegraph company.

     SECTION 5.2. Written Waiver. Whenever any notice is required to be given under the provisions of the statutes, the Certificate of Incorporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE VI

                                    OFFICERS

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     SECTION 6.1. Officers. The officers of the corporation are Chairman of the
Board and Co-Chief Executive Officer, a President and Co-Chief Executive Officer, a Senior Executive Vice President-Assistant Chairman, a Senior Executive Vice President-Assistant President, one or more Vice Presidents, any one or more which may be designated an Executive Vice President and/or Senior Vice President, a Vice President-Finance, a Secretary, a Treasurer and a Controller. The Board of Directors may by resolution create the office of Vice Chairman of the Board and define the duties of such office. The Board of Directors may appoint such other officers and agents including Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board. Any two or more offices, other than the offices of President and Secretary, may be held by the same person. No officer shall execute, acknowledge, verify or countersign any instrument on behalf of the corporation in more than one capacity, if such instrument is required by law, by these by-laws or by any act of the corporation to be executed, acknowledged, verified or countersigned by two or more officers. The Chairman of the Board and Co-Chief Executive Officer and the President and Co-Chief Executive Officer shall be elected from among the directors. With the foregoing exceptions, none of the other officers need be a director, and none of the officers need be a stockholder of the corporation.

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     SECTION 6.2. Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at its first regular meeting held after the annual meeting of stockholders or as soon thereafter as conveniently possible. Each officer shall hold office until his successor shall have been chosen and shall have qualified or until his death or the effective date of his resignation or removal, or until he shall cease to be a director in the case of the Chairman of the Board and Co-Chief Executive Officer and the President and Co-Chief Executive Officer.

     SECTION 6.3. Removal and Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed with cause by the affirmative vote of the Board of Directors whenever, in its judgment, the best interests of the corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 6.4. Vacancies. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

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     SECTION 6.5. Salaries. The salaries of all officers and agents of the corporation shall he fixed by the Board of Directors or pursuant to its direction; and no officer shall be prevented from receiving such salary by reason of his also being a director.

     SECTION 6.6. Chairman of the Board and Co-Chief Executive Officer. The Chairman of the Board and Co-Chief Executive Officer shall preside at all meetings of the Board of Directors or of the stockholders of the corporation. In the Chairman's absence, or at the election of the President and Co-Chief Executive Officer and the Chairman of the Board and Co-Chief Executive Officer, such duties shall be attended to by the President and Co-Chief Executive Officer. The Chairman of the Board and the President shall formulate and submit to the Board of Directors or the Executive Committee matters of general policy for the corporation and shall perform such other duties as usually appertain to the office or as may be prescribed by the Board of Directors or the Executive Committee. The Chairman of the Board and Co-Chief Executive Officer shall, with the President and Co-Chief Executive Officer, be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control the business and affairs of the corporation. The Chairman of the Board and Co-Chief Executive Officer, acting with the President and Co-Chief Executive Officers shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the Board of Directors. The Chairman of the Board and Co-Chief Executive

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Officer, acting with the President and Co-Chief Executive Officer, shall keep the Board of Directors and the Executive Committee fully informed and shall consult them concerning the business of the corporation. Either or both may sign with the Secretary or any other officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these by-laws or by the Board of Directors to some other officer or agent of the corporation, or shall be required by law to be otherwise executed. Either or both the Chairman of the Board and the President shall vote, or give a proxy to any other officer of the corporation to vote, all shares of stock of any other corporation (except that the Board of Directors shall vote, or give a proxy to one or more member(s) of the Board to vote, all shares of the stock of Stewart Title Guaranty Company) standing in the name of the corporation and in general they shall perform all other duties normally incident to the office of the Chairman of the Board and Co-Chief Executive Officer and President and Co-Chief Executive Officer, and such other duties as may be prescribed by the stockholders, the Board of Directors or the Executive Committee from time to time. In the absence of the President and Co-Chief Executive Officer, or in the event such officer is unable or refuses to act, the Chairman of the Board and Co-Chief Executive Officer shall perform the duties and

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exercise the powers of the President and Co-Chief Executive Officer. If the
office of the President is vacant, the Chairman of the Board shall be the Chief Executive Officer.

     SECTION 6.7. President and Co-Chief Executive Officer. The President and Co-Chief Executive Officer shall, with the Chairman of the Board and Co-Chief Executive Officer, be the principal executive officer of the corporation and subject to the control of the Board of Directors, shall in general supervise and control the business and affairs of the corporation. In the absence of the Chairman of the Board and Co-Chief Executive Officer, the President and Co-Chief Executive Officer shall preside at all meetings of the Board of Directors and of the Stockholders. The President and Co-Chief Executive Officer, acting with the Chairman of the Board and Co-Chief Executive Officer, shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the Board of Directors. The President and Co-Chief Executive Officer, acting with the Chairman of the Board and Co-Chief Executive Officer, shall keep the Board of Directors and the Executive Committee fully informed and shall consult them concerning the business of the corporation. Either or both may sign with the Secretary or any other officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof

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has been expressly delegated by these by-laws or by the Board of Directors to some other officer or agent of the corporation, or shall be required by law to be otherwise executed. Either or both the Chairman of the Board and the President shall vote, or give a proxy to any other officer of the corporation to vote, all shares of stock of any other corporation (except that the Board of Directors shall vote, or give a proxy to one or more member(s) of the Board to vote, all shares of the stock of Stewart Title Guaranty Company) standing in the name of the corporation and in general they shall perform all other duties normally incident to the office of President and Co-Chief Executive Officer and Chairman of the Board and Co-Chief Executive Officer and such other duties as may be prescribed by the stockholders, the Board of Directors or the Executive Committee from time to time, In the absence of the Chairman of the Board and Co-Chief Executive Officer, or in the event such officer is unable or refuses to act, the President and Co-Chief Executive Officer shall perform the duties and exercise the powers of the Chairman of the Board and Co-Chief Executive Officer. If the office of the Chairman of the Board is vacant, the President shall be the Chief Executive Officer.

     SECTION 6.8. Vice President. in the absence of the President and Co-Chief Executive Officer and the Chairman of the Board and Co-Chief Executive Officer, or in the event both are unable or refuse to act, either or both the Senior Executive Vice President-Assistant Chairman and the Senior Executive Vice President-Assistant President (or in the event both such offices

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

are vacant or both such officers are unable or refuse to act, the Vice President-Finance) shall perform the duties and exercise the powers of the President and Co-Chief Executive Officer and the Chairman of the Board and Co-Chief Executive Officer. In the event the offices of both Chairman and President are vacant, the Senior Executive Vice President-Assistant Chairman shall perform the duties and exercise the powers of the Chairman and Co-Chief Executive Officer and the Senior Executive Vice President-Assistant President shall perform the duties and exercise the powers of the President and Co-Chief Executive Officer. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the Chairman, the President, the Board of Directors or the Executive Committee.

     SECTION 6.9. Secretary. The Secretary shall (a) keep the minutes of the meetings of the stockholders, the Board of Directors and committees of directors; (b) see that all notices are duly given in accordance with the provisions of these by-laws and as required by law; (c) be custodian of the corporate records and of the seal of the corporation, and see that the seal of the corporation or a facsimile thereof is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these by-laws; (d) keep or cause to be kept a register of the post office address

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

of each stockholder which shall be furnished by such stockholder; (e) sign with the President, or an Executive Vice President or Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general, perform all duties normally incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President, the Board of Directors or the Executive Committee.

     SECTION 6.10. Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section 7.3 of these by-laws, and in general, perform all duties normally incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President, the Board of Directors or the Executive Committee.

     SECTION 6.11. Controller. The Controller shall prepare, or cause to be prepared, for submission at each regular meeting of the Board of Directors, at each annual meeting of the stockholders, and at such other times as may be required by the Board of Directors, the President or the Executive Committee, a statement of financial condition of the corporation in such detail as may be required; and in general, perform all the duties incident to the office of Controller and such other duties as from time to time may be assigned to him by the President, the Board of Directors or the Executive Committee.

     SECTION 6.12. Assistant Secretary or Treasurer. The Assistant Secretaries and Assistant Treasurers shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President, the Board of Directors or the Executive Committee. The Assistant Secretaries and Assistant Treasurers shall, in the absence of the Secretary or Treasurer, respectively, perform all functions and duties which such absent officers may delegate, but such delegation shall not relieve the absent officer from the responsibilities and liabilities of his office. The Assistant Secretaries may sign, with the President or a Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

                                  ARTICLE VII

                         CONTRACTS, CHECKS AND DEPOSITS

     SECTION 7.1. Contracts. Subject to the provisions of

Section 6.1, the Board of Directors may authorize any officer, officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     SECTION 7.2. Checks, etc. All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers or such agent or agents of the corporation, and in such manner, as shall be determined by the Board of Directors.

     SECTION 7.3. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                  ARTICLE VIII

                             CERTIFICATES OF STOCK

     SECTION 8.1. Issuance. Each stockholder of this corporation shall be entitled to a certificate or certificates showing the number of shares of stock registered in his name on the books of the corporation. The certificates shall be in such form as may be determined by the Board of Directors, shall be issued in numerical order and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary.

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

If any certificate is countersigned (1) by a transfer agent other than the corporation or any employee of the corporation, or (2) by a registrar other than the corporation or any employee of the corporation, any other signature on the certificate may be a facsimile. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of stock; provided that, except as otherwise provided by statute, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and qualifications, limitations or restrictions of such preferences and rights. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, stolen, destroyed or mutilated certificate a new one may be issued therefor upon such terms and with such indemnity, if any, to the corporation as the Board of

Directors may prescribe. Certificates shall not be issued representing fractional shares of stock.

     SECTION 8.2. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed, or both.

     SECTION 8.3. Transfers. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of

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

attorney and filed with the Secretary of the corporation or the Transfer Agent.

     SECTION 8.4. Registered Stockholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other parson, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                   ARTICLE IX

                                   DIVIDENDS

     SECTION 9.1. Declaration. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Certificate of Incorporation.

     SECTION 9.2. Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conclusive to the interest of the corporation, and the

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

Directors may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE X

                                INDEMNIFICATION

     SECTION 10.1. Third Party Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     SECTION 10.2. Actions by or in the Right of the Corporation. The corporation shall indemnity any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     SECTION 10.3. Determination of Conduct. The

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

determination that an officer, director, employee or agent, has met the applicable standard of conduct set forth in Sections 10.1 and 10.2 (unless indemnification is ordered by a court) shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     SECTION 10.4. Payment of Expenses in Advance. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article X.

     SECTION 10.5. Indemnity Not Exclusive. The indemnification and advancement of expenses provided hereunder or granted pursuant hereto shall not be deemed exclusive of any other rights to which those seeking indemnification or the advancement of expenses may be entitled under any other by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The indemnification and advancement of expenses provided hereunder or granted pursuant hereto shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE XI

                                 MISCELLANEOUS

     SECTION 11.1. Seal. The corporate seal shall have inscribed thereon the name of the corporation, and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

     SECTION 11.2. Books. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at the offices of the corporation at Houston, Texas, or at such other place or places as may be designated from time to time by the Board of Directors.

                                  ARTICLE XII

                                   AMENDMENT

     These by-laws may be altered, amended or repealed at any regular or special meeting of the Board of Directors if (i) notice of such alteration, amendment or repeal is contained in the notice of such meeting and (ii) such alteration, amendment or repeal is approved by a majority vote of the directors elected by the holders of the Common Stock and a majority vote of the directors elected by the holders of Class B Common Stock; with each such class of directors voting separately.

                                       33